FC FINANCIAL SERVICES INC.
110 Jardin Drive, Suite 13
Concord, Ontario, Canada
TELEPHONE: (905) 761-1096
OTC BB: FCFN

October 3, 2006

FOR IMMEDIATE DISEMINATION

FC FINANCIAL COMPLETES ACQUISITION OF ICP SOLAR TECHNOLOGIES INC.

Montreal, Quebec – FC Financial Services Inc. (OTCBB: FCFN) (the "Company") announced today the closing of its acquisition of all of the outstanding shares of ICP Solar Technologies Inc (“ICP”) through its wholly owned subsidiary 1260491 Alberta Inc. (“Exchangeco”). ICP Solar is a developer, manufacturer and marketer of solar cells, and solar cell based products and building materials. The acquisition was completed pursuant to the terms of the share purchase agreement (the “Share Purchase Agreement”) between the parties dated for reference September 29, 2006.

The Company intends to change its name to that of ICP and assume and execute ICP's renewable energy business plan as its sole business. Subject to completion of all required regulatory filings, the Company also intends to take such steps as may be necessary, to appoint the senior management of ICP to the board of the Company, led by Founder CEO and Chairman Sass M. Peress, and Arlene Ades, Executive VP - Business Development. "The successful completion of the merger and our financing represents a significant step in positioning the Company for future growth," said Mr. Sass M. Peress, Chairman & CEO of ICP. "Substantial investments from premier institutional investors in our private placement have given us access to both capital and strategic introductions that will significantly benefit the Company moving forward. The public listing provides the proper venue for attaining a higher level of corporate visibility and allows investors to better assess ICP's value in relation to its publicly-traded peers."

Pursuant to the terms of the acquisition, in consideration for all of the outstanding shares of ICP: (i) Exchangeco issued 20,000,000 of its Class A exchangeable shares to the stockholders of ICP, with each exchangeable share being exchangeable into a corresponding share of the Company’s common stock on the terms and subject to the conditions set out in the Share Purchase Agreement; (ii) the principal shareholders of the Company caused 4,222,750 of their shares to be cancelled and transferred 20,000,000 of their shares to a trustee nominated by the ICP stockholders to be cancelled as each exchangeable share is exchanged for a share of the Company’s common stock by the ICP stockholders; and (iii) the Company completed a private placement financing for gross proceeds of $5,000,000 pursuant to which the Company issued 5,000,000 share purchase warrants exerciseable at a price of $1.00 per share for a period of 18 months following the closing of the private placement.

About ICP Solar Technologies Inc.

ICP is a developer, manufacturer and marketer of solar cells, and solar cell based products and building materials. Through the application of next-generation technologies and use of proprietary intellectual design, ICP aims to be the industry's innovation leader. "For the past 18 years ICP has led the consumer market through innovation, and we have now begun to apply that same philosophy to the OEM, rooftop and power generation segments of the solar industry", Arlene Ades Executive VP - Business Development ICP.

ICP is currently developing a variety of new solar cell based products aimed at the Rooftop, OEM and consumer markets. ICP is expanding its geographic focus with greater intensity in the areas of Europe and Asia-Pacific, and concerted efforts to gain retail market share in North America. Through partnerships with premier accounts such as West Marine, Amazon.com, Wal-Mart, Conrad Electronics Germany, LeRoy Merlin France, Dick Smiths Electronics Australia, Costco, and with its exclusive Coleman® branding license, ICP's strategic plan calls for significant market expansion through these retail partners. It is also particularly focused in developing innovative rooftop solutions for the Californian and Spanish solar market, based on its patented thin film designs, as well as OEM automotive solutions for current customers such as Volkswagen and Winnebago.

ICP's management has over 50 years of experience in the solar energy sector. The company current counts over 55 team members, with headquarters are located in Montreal, Canada, and additional locations in United Kingdom, USA, Ireland and France.

For further details please contact Taras Chebountchak at:

Contact Information

Tel. 905.761.1096 ext. 221
Fax. 905.761.1095

Forward-Looking Statements

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to develop and manufacture solar cell based products and production opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward- looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to generate sufficient operating cash flow to construct and adequately maintain our production facilities and service our anticipated debt, commodity pricing, environmental risks and general economic conditions. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.